Aviat Networks Reaches Agreement with Steel Partners and Lone Star Value Management

SANTA CLARA, Calif., January 12, 2015 - Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today announced that it has reached an agreement with Steel Partners Holdings L.P. and Lone Star Value Management, LLC related to Aviat’s fiscal 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). Under the agreement, effective January 11, 2015, Aviat appointed James R. Henderson, John Mutch, Robert G. Pearse and John Quicke to its Board of Directors. Also effective January 11, 2015, Clifford H. Higgerson, Raghavendra Rau, Mohsen Sohi and Edward F. Thompson retired from the Board. Messrs. Henderson, Mutch, Pearse and Quicke will each be included in Aviat’s slate of director nominees for election at the 2014 Annual Meeting along with four of Aviat’s current directors, Chuck Kissner, William A. Hasler, Michael A. Pangia and Dr. James Stoffel.
“We welcome these four highly-qualified, independent directors to Aviat and look forward to their contributions and collaboration with the four remaining Board members,” said Mr. Kissner, Chairman of the Board. “This is an important time for Aviat as we have recently taken important steps to stabilize the business to prepare it for profitable growth. I am confident that this newly constituted Board of Directors will help guide the company to create long term stockholder value. We appreciate the cooperation of Steel Partners and Lone Star Value Management in reaching this outcome. We especially thank Cliff, Raghu, Mohsen and Ed, who has reached our director retirement age, for their dedication and counsel as we navigated through both challenging and rewarding times.”
Warren G. Lichtenstein of Steel Partners said: “We appreciate Aviat’s constructive approach over the past several months and look forward to partnering with the new Board of Directors for the benefit of all stockholders.”
Jeffrey E. Eberwein of Lone Star Value Management said: “We are gratified to have played a role in bringing new experience to the Board of Directors. We look forward to continuing to work constructively with Aviat and the Board to help enhance value for all stockholders.”
Mr. Kissner continued: “At the request of the Board, I have been providing certain assistance to Aviat’s management team. My other commitments will keep me from sustaining those efforts in the future, and I will step down as Chairman of the Board after the 2014 Annual Meeting but will remain a director. Of course, I look forward to continuing to provide whatever assistance I can as a Board member going forward.”
Mr. Mutch will serve as Chairman of the Board following the 2014 Annual Meeting.

In connection with the agreement, Steel Partners and Lone Star Value Management have agreed, among other things, to vote all of their shares of Aviat’s stock in favor of each of the Board of Directors’ nominees at the 2014 Annual Meeting. In addition, both have agreed to certain other customary standstill provisions. The agreement will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission in the ordinary course.
Aviat will hold the 2014 Annual Meeting on February 24, 2015. The deadline for stockholders to timely submit to Aviat proposals to be brought before the 2014 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, is the close of business on January 22, 2015. Under Aviat’s Amended and Restated Bylaws, the deadline for stockholders to timely submit to Aviat proposals to be brought before the 2014 Annual Meeting and to nominate candidates for election to the Board of Directors is also the close of business on January 22, 2015.
Wilson Sonsini Goodrich & Rosati, Professional Corporation is acting as Aviat’s legal counsel.
About the New Directors
James R. Henderson has served as a director and Chairman of the Board of Directors of School Specialty, Inc. since June 2013 and served as its Chief Executive Officer from July 2013 to April 2014. From August 2013 to April 2014, Mr. Henderson also served as the interim Chief Executive Officer of School Specialty. Mr. Henderson has been a director of RELM Wireless Corporation since March 2014 and as a director of GenCorp since 2008. Mr. Henderson served as Chairman of the Board and Chief Executive Officer of Point Blank Solutions, Inc. from June 2009 until October 2011, having previously served as its Chairman of the Board from August 2008 until June 2009 and as acting chief executive officer from April 2009 until June 2009. He subsequently served as Chief Executive Officer of Point Blank Enterprises, Inc., the successor to the business of Point Blank Solutions, Inc., from October 2011 to September 2012. Mr. Henderson was also a Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P., until April 2011. In addition, Mr. Henderson was associated with Steel Partners LLC and its affiliates from August 1999 until April 2011. Mr. Henderson also served as a director of DGT Holdings Corp. from November 2003 until December 2011 and as a director of SL Industries, Inc. from January 2002 to March 2010. Mr. Henderson served as a director of Angelica Corporation from August 2006 to August 2008.
John Mutch served on the Board of Directors of Steel Excel Inc. since 2007. Mr. Mutch has been the President and Chief Executive Officer of BeyondTrust Software since October 2008. In addition, Mr. Mutch is the founder and managing partner of MV Advisors LLC, a strategic block investment firm which provides focused investment and strategic guidance to small and mid-cap technology companies, since December 2005. Prior to founding MV Advisors, in March 2003, Mr. Mutch was appointed by the U.S. Bankruptcy court to the Board of Directors of Peregrine Systems. He assisted that company in a bankruptcy work-out proceeding and was named President and Chief Executive Officer in July 2003. Previous to running Peregrine Systems, Mr. Mutch served as President, Chief Executive Officer and a director of HNC Software, an enterprise analytics software provider. Before HNC Software, Mr. Mutch spent seven years at Microsoft Corporation in a variety of executive sales and marketing positions. Mr. Mutch previously served on the boards of Phoenix Technology, Edgar Online, Aspyra, Overland Storage and Brio Software. He has served as a director at Agilysys, Inc., a provider of information technology solutions, since March 2009.

Robert G. Pearse currently serves as a Managing Partner at Yucatan Rock Ventures, a firm he co-founded in 2004. Mr. Pearse serves as a director for Crossroads Systems, Inc., Chairman of the Compensation Committee, and member of the Audit Committee and Nominating & Governance Committee since 2013. From 2005 to 2012, Mr. Pearse served as vice president of Strategy and Market Development at NetApp, Inc. From 1987 to 2004, Mr. Pearse held leadership positions at Hewlett-Packard, most recently as the vice president of Strategy and Corporate Development from 2001 to 2004. Mr. Pearse’s professional experience also includes positions at PricewaterhouseCoopers LLP, Eastman Chemical Company and General Motors Company. Mr. Pearse earned an MBA from the Stanford Graduate School of Business in 1986, and a BSME from the Georgia Institute of Technology in 1982.
John Quicke has served on the Board of Directors of Steel Excel, Inc. since 2007 and as its Interim President and Chief Executive Officer from January 2010 until March 2013. In March 2013 he was named President and Chief Executive Officer of Steel Excel’s Steel Energy segment. Mr. Quicke is a Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P. Mr. Quicke has been associated with Steel Partners and its affiliates since September 2005. Previously, Mr. Quicke served in various capacities at Sequa Corporation, a diversified manufacturer, including Vice Chairman and Executive Officer, President, and as a director of the company. Mr. Quicke has served as a director of Rowan Companies, plc, an offshore contract drilling company, since January 2009. He has served as a director of JPS Industries, Inc. since May 2013. Mr. Quicke also continues to serve as a Vice President of Handy & Harman Ltd, a position he has held since October 2005. Mr. Quicke previously served as a director, President and Chief Executive Officer of DGT Holdings Corp. and as a director of Angelica Corporation, Layne Christensen Company, NOVT Corporation, and Handy & Harman Ltd.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including statements regarding the stabilization of Aviat’s business; Aviat’s ability to grow profitably; and the Board of Directors’ ability to create stockholder value. All statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document.
For more information regarding the risks and uncertainties for Aviat’s business, see “Risk Factors” in the Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 23, 2013, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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Investor Relations:
Peter Salkowski, Aviat Networks, Inc., (408) 567-7117, investorinfo@aviatnet.com